The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated February 13, 2026
February , 2026 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the
Least Performing of the iShares® Expanded Tech-Software
Sector ETF, the State Street® Energy Select Sector
SPDR® ETF and the Nasdaq-100 Index® due February 23,
2029
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek early exit prior to maturity at a premium if, on the Review Date, the closing value of each of the iShares® Expanded Tech-Software Sector ETF, the State Street® Energy Select Sector
SPDR® ETF and the Nasdaq-100 Index®, which we refer to as the Underlyings, is at or above its Call Value.
• The date on which an automatic call may be initiated is February 23, 2027.
• The notes are also designed for investors who seek uncapped, unleveraged exposure to any appreciation of the least performing of the Underlyings at maturity or a capped, unleveraged return equal to the absolute value of any depreciation of the least performing Underlying (up to 40.00%) if the Final Value of each Underlying is greater than or equal to 60.00%
of its Initial Value, which we refer to as a Barrier Amount, and, in each case, if the notes have not been automatically called.
• Investors should be willing to forgo interest and dividend payments and be willing to lose a significant portion or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Underlyings. Payments on the notes are linked to the performance of each of the Underlyings individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about February 17, 2026 and are expected to settle on or about February 19,
2026.
• CUSIP: 46660MUV5
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $9.50 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $964.60 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $900.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Underlyings: The iShares® Expanded Tech-Software Sector ETF
(Bloomberg ticker: IGV) and the State Street® Energy Select
Sector SPDR® ETF (Bloomberg ticker: XLE) (each of the iShares®
Expanded Tech-Software Sector ETF and the State Street®
Energy Select Sector SPDR® ETF, a “Fund” and collectively, the
“Funds”) and the Nasdaq-100 Index® (Bloomberg ticker: NDX)
(the “Index”) (each of the Funds and the Index, an “Underlying”
and collectively, the “Underlyings”)
Call Premium Amount: At least $296.50 per $1,000 principal
amount note (to be provided in the pricing supplement)
Call Value: With respect to each Underlying, 100.00% of its Initial
Value
Barrier Amount: With respect to each Underlying, 60.00% of its
Initial Value
Pricing Date: On or about February 17, 2026
Original Issue Date (Settlement Date): On or about February
19, 2026
Review Date*: February 23, 2027
Call Settlement Date*: February 26, 2027
Observation Date*: February 20, 2029
Maturity Date*: February 23, 2029
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to Multiple Underlyings” and “General
Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Automatic Call:
If the closing value of each Underlying on the Review Date is greater than or equal to its Call Value, the notes will be
automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Call Premium
Amount, payable on the Call Settlement Date. No further
payments will be made on the notes.
If the notes are automatically called, you will not benefit from the feature that provides you with a return at maturity equal to the
Least Performing Underlying Return if the Final Value of each
Underlying is greater than its Initial Value or the absolute return feature that applies to the payment at maturity if the Final Value of the Least Performing Underlying is equal to or less than its Initial
Value but greater than or equal to its Barrier Amount. Because these features do not apply to the payment upon an automatic call, the payment upon an automatic call may be significantly less than the payment at maturity for the same level of change in the Least
Performing Underlying.
Payment at Maturity:
If the notes have not been automatically called and the Final Value of each Underlying is greater than its Initial Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Underlying Return)
If the notes have not been automatically called and the Final Value of any Underlying is equal to or less than its Initial Value but the
Final Value of each Underlying is greater than or equal to its Barrier
Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Absolute Underlying Return of the Least
Performing Underlying)
This payout formula results in an effective cap of 40.00% on your return at maturity if the Least Performing Underlying Return is negative. Under these limited circumstances, your maximum
payment at maturity is $1,400.00 per $1,000 principal amount note.
If the notes have not been automatically called and the Final Value of any Underlying is less than its Barrier Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Underlying Return)
If the notes have not been automatically called and the Final Value of any Underlying is less than its Barrier Amount, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Absolute Underlying Return: With respect to each Underlying, the absolute value of its Underlying Return. For example, if the
Underlying Return of an Underlying is -5%, its Absolute Underlying
Return will equal 5%.
Least Performing Underlying: The Underlying with the Least
Performing Underlying Return
Least Performing Underlying Return: The lowest of the
Underlying Returns of the Underlyings
Underlying Return: With respect to each Underlying,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Underlying, the closing value of that Underlying on the Pricing Date
Final Value: With respect to each Underlying, the closing value of that Underlying on the Observation Date
Share Adjustment Factor: With respect to each Fund, the Share
Adjustment Factor is referenced in determining the closing value of that Fund and is set equal to 1.0 on the Pricing Date. The Share
Adjustment Factor of each Fund is subject to adjustment upon the occurrence of certain events affecting that Fund. See “The
Underlyings — Funds — Anti-Dilution Adjustments” in the
accompanying product supplement for further information.

PS-2 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
Supplemental Terms of the Notes
Any values of the Underlyings, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
Hypothetical Payout Profile
Payment upon an Automatic Call
Payment at Maturity If the Notes Have Not Been Automatically Called
Call Premium Amount
The Call Premium Amount per $1,000 principal amount note if the notes are automatically called will be provided in the pricing supplement and will not be less than $296.50.
The notes will be automatically called on the Call Settlement Date and you will receive (a)
$1,000 plus (b) the Call Premium Amount.
No further payments will be made on the notes.
Compare the closing value of each Underlyling to its Call Value on the Review Date.
Review Date
Automatic Call
The closing value of each
Underlyling is greater
than or equal to its Call
Value.
The closing value of any
Underlyling is less than
its Call Value.
Call
Value
The notes will not be automatically called. Proceed to the Observation Date.
No Automatic Call
Review Date
You will receive:
$1,000 + ($1,000 ×Least Performing
Underlyling Return)
The notes have not
been automatically
called. Proceed to the
payment at maturity.
Observation Date Payment at Maturity
The Final Value of each Underlyling is greater than
its Initial Value.
You will receive:
$1,000 + ($1,000 ×Least Performing
Underlyling Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value of any Underlyling is equal to or less
than its Initial Value but the Final Value of each
Underlyling is greater than or equal to its Barrier
Amount.
The Final Value of any Underlyling is less than its
Barrier Amount.
You will receive:
$1,000 + ($1,000 × Absolute
Underlyling Return of the Least
Performing Underlyling)

PS-3 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
Payment at Maturity If the Notes Have Not Been Automatically Called
The following table and graph illustrate the hypothetical total return and payment at maturity on the notes linked to three hypothetical
Underlyings if the notes have not been automatically called. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• the notes have not been automatically called;
• an Initial Value for the Least Performing Underlying of 100.00; and
• a Barrier Amount for the Least Performing Underlying of 60.00 (equal to 60.00% of its hypothetical Initial Value).
The hypothetical Initial Value of the Least Performing Underlying of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Value of any Underlying. The actual Initial Value of each Underlying will be the closing value of that
Underlying on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing values of each Underlying, please see the historical information set forth under “The Underlyings” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Value of the Least
Performing Underlying
Least Performing
Underlying Return
Absolute Underlying Return
of the Least Performing
Underlying
Total Return on the
Notes
Payment at Maturity
165.00
65.00%
N/A
65.00%
$1,650.00
150.00
50.00%
N/A
50.00%
$1,500.00
140.00
40.00%
N/A
40.00%
$1,400.00
130.00
30.00%
N/A
30.00%
$1,300.00
120.00
20.00%
N/A
20.00%
$1,200.00
110.00
10.00%
N/A
10.00%
$1,100.00
105.00
5.00%
N/A
5.00%
$1,050.00
101.00
1.00%
N/A
1.00%
$1,010.00
100.00
0.00%
0.00%
0.00%
$1,000.00
95.00
-5.00%
5.00%
5.00%
$1,050.00
90.00
-10.00%
10.00%
10.00%
$1,100.00
80.00
-20.00%
20.00%
20.00%
$1,200.00
70.00
-30.00%
30.00%
30.00%
$1,300.00
60.00
-40.00%
40.00%
40.00%
$1,400.00
59.99
-40.01%
N/A
-40.01%
$599.90
50.00
-50.00%
N/A
-50.00%
$500.00
40.00
-60.00%
N/A
-60.00%
$400.00
30.00
-70.00%
N/A
-70.00%
$300.00
20.00
-80.00%
N/A
-80.00%
$200.00
10.00
-90.00%
N/A
-90.00%
$100.00
0.00
-100.00%
N/A
-100.00%
$0.00

PS-4 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
The following graph demonstrates the hypothetical payments at maturity on the notes if the notes have not been automatically called for a range of Least Performing Underlying Returns. There can be no assurance that the performance of the Least Performing Underlying will result in the return of any of your principal amount.
How the Notes Work
Upside Scenario If Automatic Call:
If the closing value of each Underlying on the Review Date is greater than or equal to its Call Value, the notes will be automatically called and investors will receive on the Call Settlement Date the $1,000 principal amount plus the Call Premium Amount of at least
$296.50. No further payments will be made on the notes.
• Assuming a hypothetical Call Premium Amount of $296.50, if the closing value of the least performing of the Underlyings increases
50.00% as of the Review Date, the notes will be automatically called and investors will receive a return equal to 29.65%, or
$1,296.50 per $1,000 principal amount note.
Least Performing Underlying Appreciation Upside Scenario If No Automatic Call:
If the notes have not been automatically called and the Final Value of each Underlying is greater than its Initial Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Least Performing Underlying Return.
• If the notes have not been automatically called and the closing value of the Least Performing Underlying increases 10.00%, investors will receive at maturity a return equal to 10.00%, or $1,100.00 per $1,000 principal amount note.
Least Performing Underlying Par or Least Performing Underlying Depreciation Upside Scenario:
If the notes have not been automatically called and the Final Value of any Underlying is equal to or less than its Initial Value but the
Final Value of each Underlying is greater than or equal to its Barrier Amount of 60.00% of its Initial Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Absolute Underlying Return of the Least Performing Underlying.
• For example, if the closing value of the Least Performing Underlying declines 5.00%, investors will receive at maturity a return equal to 5.00%, or $1,050.00 per $1,000 principal amount note.
Downside Scenario:
If the notes have not been automatically called and the Final Value of any Underlying is less than its Barrier Amount of 60.00% of its
Initial Value, investors will lose 1% of the principal amount of their notes for every 1% that the Final Value of the Least Performing
Underlying is less than its Initial Value.
• For example, if the notes have not been automatically called and the closing value of the Least Performing Underlying declines
60.00%, investors will lose 60.00% of their principal amount and receive only $400.00 per $1,000 principal amount note at maturity.

PS-5 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any
Underlying is less than its Barrier Amount, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least Performing Underlying is less than its Initial Value. Accordingly, under these circumstances, you will lose more than
40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED BY THE BARRIER AMOUNT IF THE NOTES HAVE NOT BEEN
AUTOMATICALLY CALLED AND THE LEAST PERFORMING UNDERLYING RETURN IS NEGATIVE —
Because the payment at maturity will not reflect the Absolute Underlying Return of the Least Performing Underlying if the notes have not been automatically called and the Final Value of the Least Performing Underlying is less than its Barrier Amount, the
Barrier Amount effectively caps your return at maturity if the notes have not been automatically called and the Least Performing
Underlying Return is negative. The maximum payment at maturity if the Least Performing Underlying Return is negative is
$1,400.00 per $1,000 principal amount note.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• IF THE NOTES ARE AUTOMATICALLY CALLED, THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE
CALL PREMIUM AMOUNT PAID ON THE NOTES,
regardless of any appreciation of any Underlying, which may be significant. In addition, if the notes are automatically called, you will not benefit from the feature that provides you with a return at maturity equal to the Least Performing Underlying Return if the
Final Value of each Underlying is greater than its Initial Value or the absolute return feature that applies to the payment at maturity if the Final Value of the Least Performing Underlying is equal to or less than its Initial Value but greater than or equal to its Barrier
Amount. Because these features do not apply to the payment upon an automatic call, the payment upon an automatic call may be significantly less than the payment at maturity for the same level of change in the Least Performing Underlying.

PS-6 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE VALUE OF EACH UNDERLYING —
Payments on the notes are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by any of the Underlyings over the term of the notes may result in the notes not being automatically called on the Review Date, may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by any other Underlying.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING UNDERLYING.
• THE BENEFIT PROVIDED BY THE BARRIER AMOUNT MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Value of any Underlying is less than its Barrier Amount and the notes have not been automatically called, the benefit provided by the Barrier Amount will terminate and you will be fully exposed to any depreciation of the Least Performing Underlying.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT RECEIVE DIVIDENDS ON EITHER FUND OR THE SECURITIES INCLUDED IN OR HELD BY ANY
UNDERLYING OR HAVE ANY RIGHTS WITH RESPECT TO EITHER FUND OR THOSE SECURITIES.
• THE RISK OF THE CLOSING VALUE OF AN UNDERLYING FALLING BELOW ITS BARRIER AMOUNT IS GREATER IF THE
VALUE OF THAT UNDERLYING IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Call Premium Amount.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.

PS-7 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower)
than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Underlyings
• THERE ARE RISKS ASSOCIATED WITH THE FUNDS —
The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
Each Fund does not fully replicate its Underlying Index (as defined under “The Underlyings” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its
Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be

PS-8 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• RISKS ASSOCIATED WITH THE INFORMATION TECHNOLOGY SECTOR WITH RESPECT TO THE iSHARES® EXPANDED
TECH-SOFTWARE SECTOR ETF —
All or substantially all of the equity securities held by the iShares® Expanded Tech-Software Sector ETF are issued by companies whose primary line of business is directly associated with the information technology sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Information technology companies face intense competition, both domestically and internationally, which may have an adverse effect on their profit margins. Like other technology companies, information technology companies may have limited product lines, markets, financial resources or personnel. The products of information technology companies may face obsolescence due to rapid technological developments, frequent new product introduction, unpredictable changes in growth rates and competition for the services of qualified personnel. Companies in the information technology sector are heavily dependent on patent and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies. Companies in the information technology sector are facing increased government and regulatory scrutiny and may be subject to adverse government or regulatory action. Companies in the application software industry, in particular, may also be negatively affected by the decline or fluctuation of subscription renewal rates for their products and services, which may have an adverse effect on profit margins.
Companies in the systems software industry may be adversely affected by, among other things, actual or perceived security vulnerabilities in their products and services, which may result in individual or class action lawsuits, state or federal enforcement actions and other remediation costs. These factors could affect the information technology sector and could affect the value of the equity securities held by the iShares® Expanded Tech-Software Sector ETF and the price of the iShares® Expanded Tech-Software
Sector ETF during the term of the notes, which may adversely affect the value of your notes.
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH MID-SIZE CAPITALIZATION AND SMALL
CAPITALIZATION STOCKS WITH RESPECT TO THE iSHARES® EXPANDED TECH-SOFTWARE SECTOR ETF —
Some of the equity securities held by the iShares® Expanded Tech-Software Sector ETF have been issued by mid-size capitalization and small capitalization companies. Mid-size capitalization and small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Mid-size capitalization and small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE iSHARES® EXPANDED TECH-SOFTWARE SECTOR ETF AND THE
INDEX —
Some of the equity securities included in or held by the iShares® Expanded Tech-Software Sector ETF and the Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
• RISKS ASSOCIATED WITH THE ENERGY SECTOR WITH RESPECT TO THE STATE STREET® ENERGY SELECT SECTOR
SPDR® ETF —
All or substantially all of the equity securities held by the State Street® Energy Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the energy sector and could affect the value of the equity securities

PS-9 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
held by the State Street® Energy Select Sector SPDR® ETF and the price of the State Street® Energy Select Sector SPDR® ETF during the term of the notes, which may adversely affect the value of your notes.
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-10 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
The Underlyings
The iShares® Expanded Tech-Software Sector ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of North American equities in the software industry and select North American equities from interactive home entertainment and interactive media and services industries, which we refer to as the Underlying Index with respect to the iShares® Expanded Tech-Software Sector ETF. The Underlying Index for the
iShares® Expanded Tech-Software Sector ETF is currently the S&P North American Expanded Technology Software IndexTM. The
S&P North American Expanded Technology Software IndexTM a modified market capitalization-weighted index that is designed to measure the performance of U.S. traded securities in the Global Industry Classification Standard GICS® application software and systems software sub-industries, as well as applicable supplementary stocks. For additional information about the iShares® Expanded
Tech-Software Sector ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement. For purposes of the accompanying underlying supplement, the iShares® Expanded Tech-Software Sector ETF is an “iShares® ETF.”
The State Street® Energy Select Sector SPDR® ETF (formerly known as the Energy Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy
Select Sector Index, which we refer to as the Underlying Index with respect to the State Street® Energy Select Sector SPDR® ETF. The
Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS®
energy sector of the S&P 500® Index, which currently includes companies in the following industries: oil, gas & consumable fuels; and
energy equipment & services. For additional information about the State Street® Energy Select Sector SPDR® ETF, see “Fund
Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.
The Index is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The Nasdaq Stock
Market based on market capitalization. For additional information about the Index, see “Equity Index Descriptions — The Nasdaq-100
Index®” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Underlying based on the weekly historical closing values from January
8, 2021 through February 6, 2026. The closing value of the iShares® Expanded Tech-Software Sector ETF on February 12, 2026 was
$80.96. The closing value of the State Street® Energy Select Sector SPDR® ETF on February 12, 2026 was $53.98. The closing value of the Index on February 12, 2026 was 24,687.61. We obtained the closing values above and below from the Bloomberg Professional®
service (“Bloomberg”), without independent verification. The closing values of the Funds above and below may have been adjusted by
Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing values of each Underlying should not be taken as an indication of future performance, and no assurance can be given as to the closing value of any Underlying on the Pricing Date, the Review Date or the Observation Date. There can be no
assurance that the performance of the Underlyings will result in the return of any of your principal amount.

PS-11 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax
Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the
accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. The notes could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the notes that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260)
would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the notes. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the notes. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

PS-12 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
The IRS or a court may not respect the treatment of the notes described above, in which case the timing and character of any income or loss on your notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of
Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.

PS-13 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The
Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

PS-14 | Structured Investments
Auto Callable Dual Directional Barrier Notes Linked to the Least Performing
of the iShares® Expanded Tech-Software Sector ETF, the State Street®
Energy Select Sector SPDR® ETF and the Nasdaq-100 Index®
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.